Exhibit 99.01

FOR IMMEDIATE RELEASE

Media Contacts:

Motorola Solutions, Inc. Media Contact:

Nicholas Sweers

Office: (847) 576-2462

Mobile: (847) 450-4957

nicholas.sweers@motorolasolutions.com

Meru Media Contact:

Neila Matheny

Engage PR

(510) 748-8200, ext. 215

nmatheny@engagepr.com

Meru Investors Contact:

Ingrid Ebeling

Market Street Partners

(408) 215–5658

ir@merunetworks.com

Motorola Solutions and Meru Networks Announce Intellectual Property

Cross-License

Companies to Cross-License WLAN Portfolios

SCHAUMBURG, Ill. and SUNNYVALE, Calif., June 16, 2011 – Meru Networks, Inc. (NASDAQ:MERU) and Motorola Solutions, Inc. (NYSE:MSI) – today announced that the two companies have reached an agreement to cross-license WLAN patent portfolios held by both parties. The agreement will also enable the two companies to work together to ensure compatibility of Motorola Solutions’ large selection of Wi-Fi-based communication devices with Meru’s virtualized wireless LAN architecture.

“We believe we have reached a satisfactory agreement that preserves both companies’ intellectual property rights and technology advantages,” said Bob Sanders, Senior Vice President, Enterprise Solutions & Wireless Network Solutions, Motorola Solutions, Inc. “Enterprise mobility is changing the network and clearly both companies will have a significant role to play in this transformation.”

“We are pleased to enter into this cross-license that will allow us to strengthen our relationship with Motorola Solutions,” said Ihab Abu-Hakima, president and CEO, Meru Networks. “Our

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focus and attention remains on easing network management complexities for enterprises with our software and hardware solutions as they continue the transformation to an all-wireless approach and manage the avalanche of mobile devices that are now an integral part of the enterprise network.”

About Meru Networks

Founded in 2002, Meru Networks develops and markets a virtualized wireless LAN solution that cost-effectively optimizes the enterprise network to deliver the performance, reliability, predictability and operational simplicity of a wired network, with the advantages of mobility. Meru’s solution represents an innovative approach to wireless networking that utilizes virtualization technology to create an intelligent and self-monitoring wireless network, and enables enterprises to migrate their business-critical applications from wired networks to wireless networks, and become all-wireless enterprises. Meru’s solutions have been adopted in major industry vertical markets, including education, healthcare, hospitality, manufacturing and retail. Meru is headquartered in Sunnyvale, Calif., and has operations in the Americas, Europe, the Middle East and Asia Pacific. For more information, visit www.merunetworks.com or call (408) 215-5300.

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication products and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2011 Motorola Solutions, Inc. All rights reserved.

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This press release contains forward-looking statements regarding Meru Networks expectations, hopes, plans, intentions or strategies, including, but not limited to statements regarding Motorola Solutions’ ability to ensure compatibility of their WLAN devices with Meru’s architecture, the transformation of enterprise mobility, and strengthening of the relationship between Meru and Motorola Solutions. These forward-looking statements involve

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risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Meru Networks’ documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Meru Networks as of the date hereof, and Meru Networks assumes no obligation to update these forward-looking statements.

Meru Networks is a registered trademark of Meru Networks, Inc. All other trademarks are the property of their respective owners.